UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 26, 2011

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Arthur Cox Building Earlsfort Terrace Dublin 2 Ireland	NA
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 618-0517

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   On January 26, 2011, the Board of Directors of Seagate Technology plc (“Seagate”) elected Michael R. Cannon to serve as director of Seagate, effective February 1, 2011 (the “Effective Date”).  Mr. Cannon will stand for re-election at Seagate’s next annual general meeting of shareholders, which is currently scheduled to be held on October 26, 2011 (the “AGM”).  Mr. Cannon has not been named to serve on any committee of the Board, and the information about whether he will be expected to be named to serve on any committee of the Board has not been determined or is unavailable at the time of this filing.

Mr. Cannon is retired after a 35 year career in high technology companies. Mr. Cannon served as President, Global Operations of Dell Inc. from February 2007 until his retirement in January 2009, and as a consultant to Dell Inc. from January 2009 until January 31, 2011. Prior to joining Dell, Mr. Cannon was the President, Chief Executive Officer and a member of the Board of Directors of Solectron Corp, an electronic manufacturing services company from January 2003 until February 2007.  From July 1996 until January 2003, Mr. Cannon served as the Chief Executive Officer of Maxtor Corporation, a disk drive and storage systems manufacturer.   He served on Maxtor’s Board of Directors from July 1996 until Seagate acquired Maxtor in May 2006.  Prior to joining Maxtor, Mr. Cannon held senior management positions at IBM.   Mr. Cannon served on the Board of Directors of Seagate Technology from October 2006 until February 2007, and has served on the Board of Directors of Adobe Systems, a software company, since 2003, and on the Board of Directors of Elster Group SE, a metering technology company, since September 2010.

Mr. Cannon will participate in the non-employee director compensation arrangements generally applicable to all Seagate non-employee directors. Under the terms of those arrangements as currently in effect, Mr. Cannon will receive, among other things (i) an annual cash retainer of $72,000, and an initial restricted share unit grant equal in number to $200,000 divided by the average closing stock price for the quarter prior to the grant and rounded to the nearest whole share.  This initial grant shall be prorated.

A copy of Seagate’s press release announcing the election of Mr. Cannon is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated February 1, 2011, of Seagate Technology plc entitled “Mike Cannon Named to Seagate Technology Board of Directors.”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ KENNETH M. MASSARONI
Name:	Kenneth M. Massaroni
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 1, 2011

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